UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2019

ALIGN TECHNOLOGY INC
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2820 Orchard Parkway, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 470-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	ALGN	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17  CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Pursuant to the terms of a Purchase and Sale Agreement (the “Purchase Agreement”) by and between Align Technology, Inc. (the “Company”) and LBA RIV-Company XXX, LLC (“Seller”) entered into on September 26, 2019, the Company agreed, subject to certain conditions subsequent, to purchase a building located in San Jose, California (the “Property”) from Seller. The Property consists of (i) fee title and ownership of approximately 4.8 acres of land and all associated improvements, including a +/- 79,803 square foot, two-story office building, and (ii) all fixtures, tangible personal property and other improvements.

The purchase price for the Property is $21.3 million, subject to certain adjustments as set forth in the Purchase Agreement, of which $0.25 million and $0.75 million were paid as refundable deposits on September 27, 2019 and November 12, 2019, respectively. Closing of the transaction and payment of the remaining balance of the purchase price was contingent upon the completion, to the Company's satisfaction, of all studies and investigations concerning the Property, including any surveys, liens, and encumbrances. Following completion of its due diligence and negotiations with the Seller, on November 20, 2019, the Company notified the Seller of its intention to proceed with the purchase of the Property.

The closing is expected to occur on March 2, 2020, subject to the satisfaction of closing conditions, including the payment of the remaining balance of the purchase price, the execution of certain ancillary agreements and any extensions contemplated by the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed with the Company’s annual report on Form 10-K for 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

By:	/s/ Julie Coletti
Julie Coletti SVP, Chief Legal and Regulatory Officer

Date: November 26, 2019